(e)(1)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING INTERMEDIATE BOND PORTFOLIO

and

ING INVESTMENTS DISTRIBUTOR, LLC

Company

ING Intermediate Bond Portfolio